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EX.99.H(2)

                           [FORM OF] LETTER AGREEMENT
                         Investment Company Capital Corp.
                                One South Street
                               Baltimore, MD 21202



                                                                          (date)


Flag Investors Series Funds, Inc.
One South Street
Baltimore, MD 21202


RE: Administration Services Fee

Dear Sirs:

     In regards to the Administration Services Appendix to the Master Services Agreement dated September 1, 2000, (the "Agreement") between FLAG INVESTORS SERIES FUNDS, INC. (on behalf of FLAG INVESTORS INTERNATIONAL EQUITY FUND) and Investment Company Capital Corp. each party to the Agreement agrees the administration fee will be 0.20% of the Fund's average daily net assets.

                              Very truly yours,
                              INVESTMENT COMPANY CAPITAL CORP.

                              By: /s/ Richard T. Hale
                                  -------------------
                              Name: Richard T. Hale
                              Title: President

                              ACCEPTED AND CONFIRMED:

                              FLAG INVESTORS SERIES FUNDS, INC.

                                           By: /s/ Amy M. Olmert
                                               -----------------
                                           Name: Amy M. Olmert
                                           Title: Secretary



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